Exhibit 99.(h)(2)(bb)

EXECUTION

Amendment
To

Sub-Transfer Agency And Shareholder Services Agreement

This Amendment To Sub-Transfer Agency And Shareholder Services Agreement (“Amendment”), dated as of March 31, 2025 (“Effective Date”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNY”) and Virtus Fund Services, LLC (“Company”) and each “Fund”, which is hereby defined to mean each investment company listed on the signature page to this Amendment (individually, an “Investment Company”; collectively, the “Investment Companies”), and, to the extent an Investment Company has one or more series listed on Exhibit B to the Amended Agreement (as defined below), each such series of each such Investment Company, each of the foregoing in its individual and separate capacity.

Background

BNY, certain of the Funds and VP Distributors, Inc., as transfer agent to the Funds, entered into the Sub-Transfer Agency And Shareholder Services Agreement, dated as of April 15, 2011 (“Original Agreement”). VP Distributors, LLC, the surviving entity in a merger with VP Distributors, Inc. that was effective September 22, 2011, transferred all rights and obligations as transfer agent of the Funds under the Original Agreement to the Company pursuant to an Assignment and Assumption Agreement, effective as of January 1, 2013, among VP Distributors, LLC, the Company, certain of the Funds and BNY (the Original Agreement as so assigned and amended being the “Assigned Agreement”).

BNY, the Company and the Funds subsequently entered into amendments to the Assigned Agreement, dated as of March 21, 2014, June 1, 2014, August 19, 2014, November 12, 2014, March 24, 2015, May 28, 2015, September 1, 2015, December 10, 2015, July 27, 2016, February 1, 2017, September 18, 2017, January 1, 2018, September 20, 2018, December 21, 2018, March 22, 2019, May 22, 2019, September 1, 2019, October 17, 2019, November 18, 2019, August 27, 2020, November 13, 2020, June 9, 2021, August 2, 2021, December 1, 2021, January 12, 2022, February 24, 2022 and September 1, 2022, May 19, 2023, December 1, 2024, and December 23, 2024 (the Assigned Agreement as so amended being the “Current Agreement”).

The parties intend that the Current Agreement be amended as set forth in this Amendment.

Terms

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.            Modifications to the Current Agreement. The Current Agreement is hereby amended as follows:

Schedule B is deleted and replaced it in its entirety with the Schedule B attached to this Amendment To Sub-Transfer Agency And Shareholder Services Agreement, dated March 31, 2025, between BNY and each of the Company and the Funds.

3.            Remainder of Current Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Current Agreement shall remain in full force and effect.

4.            Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment.

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5.            Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6.            Signatures; Counterparts. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

[Remainder Of Page Intentionally Blank - Signatures Appear On Following Page]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.

By: /s/ Allison M. Gardner

Name:	Allison M. Gardner

Title: Senior Vice President

Date: March 5, 2025

The Merger Fund

Virtus Alternative Solutions Trust

Virtus Asset Trust

Virtus Event Opportunities Trust

Virtus Equity Trust

Virtus Global Credit Opportunities Fund

Virtus Investment Trust

Virtus Managed Account Completion Shares (MACS) Trust

Virtus Opportunities Trust

Virtus Retirement Trust

Virtus Strategy Trust

Virtus Fund Services, LLC

By: /s/ W. Patrick Bradley

Name:	W.Patrick Bradley

Title:	EVP

On behalf of itself and, to the extent it has series listed on Schedule B hereto, on behalf of each such series, each such Fund in its individual and separate capacity

By: /s/ Richard W. Smirl

Name:	Richard W. Smirl

Title:	EVP

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SCHEDULE B

(Dated: March 31, 2025)

THIS SCHEDULE B is Schedule B to that certain Sub-Transfer Agency And Shareholder Services Agreement, dated as of April 15, 2011, as amended, by and among BNY Mellon Investment Servicing (US) Inc., Virtus Fund Services, LLC (under the name of its predecessor in interest, VP Distributors, Inc.) and the Funds, as further set forth below.

Funds

Investment Company	Share Class
	A	C	I	R6
The Merger Fund®	x		x

Investment Company: Virtus Alternative Solutions Trust
Portfolios:	Share Class
	A	C	I	R6
Virtus Duff & Phelps Select MLP and Energy Fund	x	x	x
Virtus KAR Long/Short Equity Fund	x	x	x	x
Virtus AlphaSimplex Global Alternatives Fund	x	x	x	x
Virtus AlphaSimplex Managed Futures Strategy Fund	x	x	x	x

Investment Company: Virtus Asset Trust
Portfolios:	Share Class
	A	C	I	R6
Virtus Ceredex Large-Cap Value Equity Fund	x	x	x	x
Virtus Ceredex Mid-Cap Value Equity Fund	x	x	x	x
Virtus Ceredex Small-Cap Value Equity Fund	x	x	x	x
Virtus Seix Core Bond Fund	x		x	x
Virtus Seix Floating Rate High Income Fund	x	x	x	x
Virtus Seix High Grade Municipal Bond Fund	x		x
Virtus Seix High Yield Fund	x		x	x
Virtus Seix Investment Grade Tax-Exempt Bond Fund	x		x
Virtus Seix Total Return Bond Fund	x		x	x
Virtus Seix U.S. Government Securities Ultra-Short Bond Fund	x		x	x
Virtus Silvant Large-Cap Growth Stock Fund	x		x	x
Virtus SGA International Growth Fund	x	x	x	x
Virtus Zevenbergen Innovative Growth Stock Fund	x		x	x

Investment Company: Virtus Event Opportunities Trust
Portfolios:	Share Class
	A	C	I	R6
Virtus Westchester Event-Driven Fund	x		x
Virtus Westchester Credit Event Fund	x		x

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Investment Company: Virtus Equity Trust
Portfolios:		Share Class
	A	C	I	R6
Virtus KAR Capital Growth Fund	x	x	x	x
Virtus KAR Equity Income Fund	x	x	x	x
Virtus KAR Global Quality Dividend Fund	x	x	x	x
Virtus KAR Mid-Cap Core Fund	x	x	x	x
Virtus KAR Mid-Cap Growth Fund	x	x	x	x
Virtus KAR Small-Cap Core Fund	x	x	x	x
Virtus KAR Small-Cap Growth Fund	x	x	x	x
Virtus KAR Small-Cap Value Fund	x	x	x	x
Virtus KAR Small-Mid Cap Core Fund	x	x	x	x
Virtus KAR Small Mid-Cap Growth Fund	x	x	x	x
Virtus KAR Small-Mid Cap Value Fund	x	x	x	x
Virtus SGA Global Growth Fund	x	x	x	x
Virtus Tactical Allocation Fund	x	x	x	x

Investment Company	Share Class
Virtus Global Credit Opportunities Fund	A	I	U

Investment Company: Virtus Investment Trust
Portfolios:	Share Class
	A	C	I	R6	Institutional
Virtus Emerging Markets Opportunities Fund	x	x		x	x
Virtus Income & Growth Fund	x	x			x
Virtus KAR Global Small-Cap Fund	x	x			x
Virtus KAR Health Sciences Fund	x	x			x
Virtus NFJ Dividend Value Fund	x	x		x	x
Virtus NFJ International Value Fund	x	x		x	x
Virtus NFJ Large-Cap Value Fund	x	x		x	x
Virtus NFJ Mid-Cap Value Fund	x	x		x	x
Virtus NFJ Small-Cap Value Fund	x	x		x	x
Virtus Silvant Focused Growth Fund	x	x		x	x
Virtus Silvant Mid-Cap Growth Fund	x	x			x
Virtus Small-Cap Fund	x	x		x	x
Virtus Zevenbergen Technology Fund	x	x			x

Investment Company: Virtus Managed Account Completion Shares (MACS) Trust
Portfolios:	Share Class
(None)
Virtus Newfleet ABS MACS
Virtus Newfleet CMBS MACS
Virtus Newfleet Floating Rate MACS
Virtus Newfleet High Yield MACS
Virtus Newfleet RMBS MACS

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Virtus Seix High Yield MACS
Virtus Stone Harbor EMD MACS
Virtus Stone Harbor EMD Sovereign MACS

Investment Company: Virtus Opportunities Trust
Portfolios:	Share Class
	A	C	C1	I	R	R6
Virtus Duff & Phelps Global Infrastructure Fund	x	x		x		x
Virtus Duff & Phelps Global Real Estate Securities Fund	x	x		x		x
Virtus Duff & Phelps Real Asset Fund	x	x		x		x
Virtus Duff & Phelps Real Estate Securities Fund	x	x		x		x
Virtus KAR Developing Markets Fund	x	x		x		x
Virtus KAR Emerging Markets Small-Cap Fund	x	x		x		x
Virtus KAR International Small-Mid Cap Fund	x	x		x		x
Virtus Newfleet Core Plus Bond Fund	x	x		x		x
Virtus Newfleet High Yield Fund	x	x		x		x
Virtus Newfleet Low Duration Core Plus Bond	x	x		x		x
Virtus Newfleet Multi-Sector Intermediate Bond Fund	x	x		x		x
Virtus Newfleet Multi-Sector Short Term Bond Fund	x	x	x	x		x
Virtus Newfleet Senior Floating Rate Fund	x	x		x		x
Virtus Seix Tax-Exempt Bond Fund	x	x		x
Virtus SGA Emerging Markets Equity Fund	x	x		x		x
Virtus Stone Harbor Emerging Markets Bond Fund (f/k/a Virtus Stone Harbor Emerging Markets Corporate Debt Fund)	x			x
Virtus Stone Harbor Emerging Markets Debt Fund Income Fund (f/k/a Virtus Stone Harbor Emerging Markets Debt Fund)	x			x
Virtus Stone Harbor Local Markets Fund	x			x

Investment Company	Share Class
Virtus Retirement Trust	(None)

Investment Company: Virtus Strategy Trust
Portfolios:	Share Class
	C	Institutional	P	R6
Virtus Convertible Fund	x	x	x	x
Virtus Duff & Phelps Water Fund	x	x	x
Virtus Global Allocation Fund	x	x	x	x
Virtus International Small-Cap Fund	x	x	x	x
Virtus Newfleet Short Duration High Income Fund	x	x	x	x
Virtus NFJ Emerging Markets Value Fund	x		x	x

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